Press Contacts: Media Relations: Blanc & Otus Public Relations for ECOtality Lisa Goodwin lgoodwin@blancandotus.com (415) 856-5113
Investor Relations: Alliance Advisors for ECOtality Thomas Walsh twalsh@allianceadvisors.net (212) 398-3486

ECOtality, Inc. Acquires Fuel Cell Store

SCOTTSDALE, Ariz. – June 14, 2007 – ECOtality, Inc. (OTC BB: ETLY), a technology innovator that addresses the global energy challenge by developing and commercializing eco-friendly technologies, today announced the acquisition of Fuel Cell Store (www.fuelcellstore.com), a leading online retailer for the fuel cell industry. With the acquisition, ECOtality further expands its operations into fuel cell technologies and establishes direct relationships with top international research institutes, universities, and leading manufacturers in the hydrogen and fuel cell industries.

“The acquisition of Fuel Cell Store further positions ECOtality to be a leader in the industry and demonstrates our growing confidence in the hydrogen and fuel cell sector,” said Jonathan Read, CEO, ECOtality. “With a broad product range, competitive pricing, and an international distribution infrastructure, we believe Fuel Cell Store will be a key player in the global development and commercialization of the hydrogen and fuel cell markets, and an obvious vehicle for distribution of our future products.”

Fuel Cell Store, based in Boulder, Colorado, distributes, manufacturers, and sells a comprehensive range of fuel cell products including fuel cell stacks, systems, component parts and educational materials. The company has also built its business as a leading online marketplace for fuel cell related products and technologies, and offers consulting services, workshops and conferences for the fuel cell industry. Currently, the company also hosts online sites for distributors in Japan, Russia, Italy and Portugal.

Working with NASA’s Jet Propulsion Laboratory, GreenMountain Engineering and Airboss Aerospace on the development of Hydratus™, the acquisition of Fuel Cell Store serves as an ideal launch pad for the 5 to 10kW Hydratus system under development by ECOtality. Hydratus is a portable apparatus that addresses the commercialization issues facing hydrogen fuel cell technologies by producing hydrogen on-demand - using magnesium and water - in a system that emits no exhaust other than pure water.

“ECOtality’s financial assets and management will cement Fuel Cell Store’s position as the nexus of the hydrogen and fuel cell industries,” said Kay Quinn Larson, President, Fuel Cell Store. “This acquisition will allow Fuel Cell Store to reinforce our position in the industry and give us the opportunity to expand into other renewable energy sectors.”

About ECOtality, Inc.

ECOtality, Inc. (OTC BB: ETLY), headquartered in Scottsdale, Ariz., is a technology innovator that leverages global R&D resources to develop and commercialize renewable energy technologies, specifically aimed at addressing today's global energy challenges. Through strategic partnerships, ECOtality applies scientific knowledge and creates proprietary green energy technologies.

ECOtality is focused on bringing innovative eco-friendly concepts to practical commercialization through the acquisition, partnership and development of early stage renewable energy technologies. With strategic partnerships and an aggressive developmental model, the company strives to accelerate the market applicability of clean technologies to become accepted alternatives to carbon-based fuel technologies. For more information about ECOtality, Inc. please visit www.ecotality.com.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.